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                                                                 Exhibit 3.11(c)

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

      These Articles of Amendment are hereby adopted pursuant to the consent of the Board of Directors of the Corporation on September 9, 1983.

      1. The name of the Corporation is RENT-A-CAR COMPANY, INCORPORATED.

      2. The Amendment so adopted is as follows:

      Article D of the Articles of Incorporation of Rent-A-Car Company, Incorporated shall be amended to read in its entirety as follows:

                                    ARTICLE D

            The maximum amount of capital stock of the Corporation is to be Fifty Thousand Dollars ($50,000) all of one class of common stock, divided into 500,000 shares of par value of $.l0 per share.

      3. The date of the consent of the Board of Directors of the Corporation by which the amendment was found to be in the best interest of the Corporation and by which that amendment was directed to be submitted to a vote of the stockholders of the Corporation was September 9, 1983. Such amendment was consented to by the stockholders of the Corporation after receipt and review of a copy of said amendment, by consent in writing on September 9, 1983.
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      4. The number of shares issued and outstanding and entitled to both was
One Hundred and Two (102), all of which were voted in favor of the proposed amendment.

      Executed in the name of the Corporation by its President and its Secretary who declare under penalty of perjury that the facts stated here are true, correct, and complete.

                                        RENT-A-CAR COMPANY, INCORPORATED

                                        By /s/ C. K. Wright
                                        ----------------------------------------
                                                       President

ATTEST:

/s/ [ILLEGIBLE]
-------------------------------
          Secretary


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